UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2003

The Newhall Land and Farming Company

( a California Limited Partnership )

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

1-8885	95-3931727
(Commission File Number)	(IRS Employer Identification No.)

23823 Valencia Blvd., Valencia, CA 91355
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  661-255-4000

Item 5.  Other Events

The Newhall Land and Farming Company issued a news release on November 6, 2003 announcing that its unitholders approved the principal terms of the merger of NWHL Acquisition, L.P. with and into The Newhall Land and Farming Company pursuant to the Agreement and Plan of Merger, dated as of July 21, 2003, by and among The Newhall Land and Farming Company, Lennar Corporation, LNR Property Corporation, NWHL Investment LLC and NWHL Acquisition, L.P.  A copy of the news release is filed herewith as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c)           Exhibits

99.1 News Release – Newhall Land Unitholders Approve Lennar/LNR Transaction

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEWHALL LAND AND FARMING COMPANY
(a California Limited Partnership)
Registrant

	By:	Newhall Management Limited Partnership,
Managing General Partner

		By:	Newhall Management Corporation,
Managing General Partner

Date November 10, 2003			By:	/s/ Donald L. Kimball
Donald L. Kimball
Vice President and Chief Financial
Officer (Principal Financial Officer)